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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Q&As POSTED ON EL PASO'S "STRAIGHT TALK" INTRANET WEBSITE.

On May 7, 2003, El Paso posted the following questions and answers on the company's "Straight Talk" Intranet Website. On the "Straight Talk" Intranet Website, adjacent to the Q&As is a link to the legends, "CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS" and "ADDITIONAL IMPORTANT INFORMATION", as provided here below.

HOW DID EL PASO ENERGY PARTNERS PAY FOR THE ASSETS IT HAS PURCHASED FROM EL PASO CORPORATION?
El Paso Energy Partners (EPN) raises capital in the public debt and equity markets and can access bank debt as well. El Paso Corporation has also received common units, Series B preference unit and Series C units from EPN as partial consideration for assets purchased by EPN.

Since June 1999, EPN has acquired about $2.5 billion in midstream assets from El Paso Corporation in eight transactions, with $1.5 billion in acquisitions occurring in 2002. Consideration paid to El Paso Corp in these transactions included approximately $1.7 billion in cash and $800 million in securities and assets.

OUR 2003 OPERATIONAL AND FINANCIAL PLAN CALLS FOR $2.6 BILLION IN CAPITAL EXPENDITURES. WHAT ARE THESE FUNDS USED FOR?
Capital expenditures can best be thought of as the money El Paso invests in its businesses. These funds are primarily dedicated to upgrading and maintaining our income-producing systems, equipment, and facilities, and investing in new revenue-producing projects for the future. Capital expenditures are essential to our company as they help ensure our system's long-term productivity.

Our capital expenditure plan reflects our commitment to El Paso's core businesses, with nearly 90 percent of 2003 capital devoted to the pipeline, production, and midstream businesses. We plan to continue investing efficiently in these businesses to maintain their leadership positions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION
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On May 7, 2003, 2003, El Paso Corporation filed a revised preliminary proxy statement relating to its 2003 annual meeting with the Securities and Exchange Commission. Prior to the annual meeting, El Paso will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. Shareholders are strongly advised to read El Paso's proxy statement as it contains important information.

Shareholders may obtain a copy of El Paso's revised preliminary proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the revised preliminary proxy statement and any amendments and supplements are available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, P.O. Box 2511, Houston, TX 77252. In addition, copies of El Paso's proxy materials may be requested by contacting El Paso's proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in El Paso's revised preliminary proxy statement.